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                                                                     EXHIBIT 5.1

                               CONNER & WINTERS
                          A PROFESSIONAL CORPORATION
                                    LAWYERS
                             ONE LEADERSHIP SQUARE
                        211 NORTH ROBINSON, SUITE 1700
                      OKLAHOMA CITY, OKLAHOMA 73102-7101



                                March 18, 1998



ClimaChem, Inc.
16 South Pennsylvania
Oklahoma City, Oklahoma 73107

     Re:  ClimaChem, Inc.; 10 3/4% Senior Notes Due 2007; Form S-4 Registration
                                                               ----------------
          Statement; Our File No. 7539.2
          --------------------------------

Ladies and Gentlemen:

     We are special counsel to ClimaChem, Inc., an Oklahoma corporation (the "Company"), and the Guarantors named in the Registration Statement, all of whom are subsidiaries of the Company (the "Guarantors," and together with the Company, the "Issuers"), and have acted as such in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers up to $105,000,000 in aggregate principal amount of ClimaChem's 10 3/4% Series B Senior Notes due 2007 (the "New Notes") offered in exchange for up to $105,000,000 in aggregate principal amount of outstanding 10 3/4% Senior Notes due 2007 originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Old Notes"). The Old Notes are, and the New Notes will be, unconditionally guaranteed (the "Guarantees") by the Guarantors. The Old Notes were issued under, and the New Notes will be issued under, the Indenture, dated November 26, 1997 (the "Indenture"), among the Issuers and Bank One, NA, as trustee. The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement. Capitalized terms used, but not otherwise defined, herein shall have the meanings assigned to them in the Registration Statement.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a)  Indenture;

     (b)  New Notes;
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ClimaChem, Inc.
March 18, 1998
Page 2

     (c)  Guarantees to be issued by the Guarantors;

     (d) (i) Certificate of Good Standing of the Company, an Oklahoma corporation ("Company's Certificate"); (ii) Certificate of Good Standing of APR Corporation, an Oklahoma corporation ("APR"); (iii) Certificate of Good Standing of CHP Corporation, an Oklahoma corporation ("CHP"); (iv) Certificate of Good Standing of Climate Master, Inc., a Delaware corporation ("CM"); (v) Certificate of Good Standing of DSN Corporation, an Oklahoma corporation ("DSN"); (vi) Certificate of Good Standing of El Dorado Chemical Company, an Oklahoma cor poration ("EDC"); (vii) Certificate of Good Standing of International Environmental Corporation, an Oklahoma corporation ("IEC"); (viii) Certificate of Good Standing of KOAX Corp., an Oklahoma corporation ("KOAX"); (ix) Certificate of Good Standing of LSB Chemical Corp., an Oklahoma corporation ("LSBC"); (x) Certificate of Good Standing of Northwest Financial Corporation, an Oklahoma corporation ("NFC"); (xi) Certificate of Good Standing of Slurry Explosive Corporation, an Oklahoma corporation ("Slurry"); (xii) Certificate of Good Standing of The Environmental Group, Inc., an Oklahoma corporation ("TEG"); and (xiii) Certificate of Good Standing of Universal Tech Corporation, an Oklahoma corporation ("UT"), each issued by the Secretary of State of Oklahoma on November 12 or 14, 1997, except the Certificate of Good Standing of CM was issued by the Secretary of State of Delaware on November 18, 1997;

     (e) Certificate of Incorporation of each of the Company, APR, CHP, CM, DSN, EDC, IEC, KOAX, LSBC, NFC, Slurry, TEG, and UT, each certified by the Secretary of State of Oklahoma on November 14, 1997, except the Certificate of Incorporation of CM was certified by the Secretary of State of Delaware on November 18, 1997;

     (f) Bylaws, as amended, of each of the Company, APR, CHP, CMI, DSN, EDC, IEC, KOAX, LSB, LSBC, NFC, Slurry, TEG and UT;

     (g) Unanimous Written Consent of the Board of Directors of the Company, dated November 21, 1997, relating to the Indenture and the Notes;

     (h) Unanimous Written Consent by each Board of Directors of the following entities, each dated November 21, 1997, relating to the Indenture and the Guarantees: APR, CHP, CMI, CM, DSN, EDC, IEC, KOAX, LSBC, NFC, Slurry, TEG, and UT; and
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ClimaChem, Inc.
March 18, 1998
Page 3

     (i) Minute Books of the Company and the Guarantors other than Climate Mate, Inc., a Province of Ontario, Canada corporation ("CMI"), The Environmental Group International Limited, a United Kingdom corporation ("TEGI"), Total Energy Systems Limited, an Australian corporation ("TES"), T.E.S. Mining Services Pty. Ltd., an Australian corporation ("TES Mining"), and Total Energy Systems (NZ) Limited, a New Zealand corporation ("TES (NZ)") (CMI, TEGI, TES, TES Mining, and TES (NZ) are collectively referred to as the "Foreign Guarantors").

     The documents and instruments listed above in (a) through (i) are referred to herein as the "Documents."

     We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and the Guarantors, as we have deemed necessary or appropriate. We have also examined certificates of public officials, including certificates not identified above, certificates of officers or representatives of the Company and the Guarantors, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In connection with this opinion, we have relied upon, among other things,
(a) the opinion issued by Corrs Chambers Westgarth, Australian counsel, dated March 13, 1998, relating to TES, TES Mining and TES (NZ); (b) the opinion of Clyde & Co., United Kingdom counsel, dated March 6, 1998, relating to TEGI; and
(c) the amended opinion issued by McLean & Kerr dated January 21, 1998, relating to CMI (collectively, the "Opinions of Foreign Counsel"). Based upon the Opinions of Foreign Counsel, we have assumed for the purposes of this opinion that each of the Foreign Guarantors is duly incorporated, validly existing and in good standing under the laws of each Foreign Guarantor's respective jurisdiction of incorporation and that the Foreign Guarantors have duly authorized the execution, delivery, and performance of the Indenture and Guarantees under the laws of each Foreign Guarantors' respective jurisdiction of incorporation.

     We have assumed that the Indenture as it relates to the Foreign Guarantors and the Guarantees issued by the Foreign Guarantors and the transactions contemplated thereunder do not conflict with, or constitute a default under (a) any law, rule or regulation of Australia, New Zealand, Canada or the United Kingdom to which the Foreign Guarantors or any of their properties may be subject; (b) any judicial or regulatory order or decree of any governmental authority of Australia, New Zealand, Canada or the United Kingdom applicable to the Foreign Guarantors; or (c) any
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ClimaChem, Inc.
March 18, 1998
Page 4

consent, approval, license, authorization or validation of, or filing, recording, or registration with any governmental authority of Australia, New Zealand, Canada or the United Kingdom applicable to the Foreign Guarantors.

     In our examination we have assumed, without the duty to investigate, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all docu ments submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the due authorization, execution and delivery of all documents re ferred to herein by all parties thereto other than the Company and the Guarantors. As to certain facts material to this opinion, we have relied upon certificates, statements and representations of officers and other representatives of the Company and the Guarantors.

     Based solely on our review of the foregoing Documents, and in reliance thereon and on the Opinions of Foreign Counsel and the Opinion of New York Counsel (as defined below), and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the following opinion:

     1. Each of the Company and the Guarantors (other than the Foreign Guarantors) is a corporation duly incorporated and validly existing in good standing under the laws of its respective jurisdiction of incorporation.

     2. The execution and delivery of the Indenture has been duly authorized by the Company and the Guarantors (other than the Foreign Guarantors), and the Indenture constitutes a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with the terms thereof.

     3. The New Notes have been duly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms.

     4. The Guarantees (other than those executed by the Foreign Guarantors) have been duly authorized and, when the New Notes have been duly executed and authenticated, and the Guarantees have been duly executed in accordance with the terms of the Indenture, and the New Notes have been delivered to the holders as described in the Prospectus, the Guarantees will constitute legal, valid and binding obligations of the Guarantors, will be entitled to the
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ClimaChem, Inc.
March 18, 1998
Page 5

benefits of the Indenture, and will be enforceable against the Guarantors in accordance with their terms.

     Based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, applicable judicial authority and current administrative rulings and practice, all as of the date of this letter, and all of which may change at any time, we are of the opinion that, as stated in the section titled "Certain Federal Income Tax Consequences" contained in the Registration Statement, the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes, and there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

     We have expressed the foregoing opinions subject to the following exceptions, qualifications and limitations:

     1. The opinions expressed herein are limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware, the federal laws of the United States and, in reliance upon the Opinion of New York Counsel referred to below, the substance of laws of the State of New York, in each case to the extent typically applicable to transactions contemplated by the Exchange Offer and not accepted from the scope of the opinions set forth above, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction. We call your attention to the fact that we are members of the Bar of the State of Oklahoma, and are not members of the Bar of Delaware or the Bar of New York. With respect to the applicability of the laws of the State of New York, we note that Section 12.8 of the Indenture provides that the Indenture, New Notes, and the Guaranties are to be governed by the substantive laws of the State of the New York. Accordingly, insofar as our opinions set forth above encompass an opinion that the Indenture, the New Notes, and the Guaranties are valid, binding obligations and are enforceable against the Company and the Guarantors, as applicable, we have assumed that all matters pertaining to the validity, binding effect and enforceability are governed solely by the substantive laws of the State of New York (without regard to choice of law or conflict of law of principals), and in rendering such opinions as to the validity, binding effect and enforceability of the Indenture, the New Notes, and the Guarantees under the substantive laws of the State of New York, we have relied exclusively upon the opinion of the New York law firm of Gilbert, Segall and Young, LLP, dated March 9, 1998 ("Opinion of New York
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ClimaChem, Inc.
March 18, 1998
Page 6

          Counsel"). We do not express any opinion as to choice of law or conflicts of law, including, without limitation, any opinion with respect to Section 12.8 of the Indenture (and any corresponding provision of the New Notes) or the appropriate choice of law with respect to the Indenture, the New Notes or the Guaranties.

     2. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

     3. Although we express no opinion as to such, with respect to the Documents' choice of law provision applicable to the construction of contracts, Oklahoma follows the Restatement (Second) Conflict of Laws
          (S)(S) 187 and 188. See Dean Witter Reynolds, Inc. v. Shear, 796 P.2d 296 (Okla. 1990). Section 187(2)(b) of such Restatement provides in pertinent part that:

                    [t]he law of the state chosen by the parties ... will be applied, even if the particular issue is one which the parties could not have resolved by an explicit provision ..., unless ... application of the law of the chosen state
                         -----------------------------------------------------
                    would be contrary to a fundamental policy of a state which
                    ----------------------------------------------------------
                    has a materially greater interest than the chosen state in
                    ----------------------------------------------------------
                    the determination of the particular issue and which, under
                    ----------------------------------------------------------
                    the rule of (S) 188, would be the state of the applicable
                    ---------------------------------------------------------
                    law in the absence of an effective choice of law by the
                    -------------------------------------------------------
                    parties.  (Emphasis added).
                    -------

     4. Provisions of the Documents which purport to indemnify any party against or release any party from, liability for any acts are unenforceable to the extent such acts are determined to be unlawful, negligent, reckless, or constitute willful misconduct.

     5. Those provisions of the Documents purporting to exculpate any party from any violation of usury laws by the ipso facto reduction of interest in excess of the maximum rate, and/or the application of such excess interest to principal or return thereof to the Company are unenforceable based on Oklahoma Preferred Finance & Loan Corporation
          v. Morrow, 497 P.2d 221 (1972).
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ClimaChem, Inc.
March 18, 1998
Page 7

     6. The enforceability and effectiveness of the provisions of the Indenture, the New Notes and the Guarantees are limited by, and subject to (a) applicable bankruptcy, fraudulent conveyance or fraudulent transfer laws, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally now or hereafter in effect; or (b) applicable laws or principles of equity which may effect the exercise of certain rights and remedies and which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

     7. As to enforceability of that portion of the Documents that provide if any provisions of the Documents are determined to be illegal, invalid or unenforceable, the remaining provisions remain in full force and effect where any such provision is an essential part of the Documents, and the parties would not have entered into the documents absent that provision.

     This letter speaks only as of the date hereof and is limited to present statutes, regulations ad administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus covering the Notes constituting a part thereof under the caption "Legal Matters."

                                    Very truly yours,

                                    CONNER & WINTERS
                                    A Professional Corporation

                                    /s/ Conner & Winters, P.C.




IHS/MHB/plh